UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 7, 2004

Gensym Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-2796	04-2932756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 265-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In August and September 2004, Gensym’s Board of Directors undertook a review and evaluation of the size of the Board, which has increased from six directors at the time of Gensym’s 2004 annual meeting to eight directors at present. In connection with its review and evaluation, Gensym’s Board of Directors considered a number of factors relating to Board governance and effectiveness, including the size of the boards of directors of public companies of similar size, as well as factors set forth in Gensym’s Board Guidelines on Significant Corporate Governance Issues and the charter of the Board’s Corporate Governance Committee. The Board also met with and considered the input of a significant stockholder regarding corporate governance matters.

Gensym’s Certificate of Incorporation and By-laws provide that the number of directors constituting the entire Board of Directors shall be determined from time to time by resolution of the Board of Directors and that the Board shall be divided into three classes, with no one class having more than one director more than any other class. Gensym’s current directors and the classes to which they belong are as follows:

Class III Directors (Terms Expire in 2005)	Class I Directors (Terms Expire in 2006)	Class II Directors (Terms Expire in 2007)
Robert A. Degan Barry R. Gorsun	John A. Shane David A. Smith Thomas E. Swithenbank	Frank Cianciotta Lowell B. Hawkinson Kim A. Mayyasi

On October 7, 2004, Gensym’s Board of Directors approved a decrease in the number of directors from eight to six members effective with Gensym’s 2005 annual meeting. At the same time, Robert A. Degan and Barry R. Gorsun, Gensym’s two Class III directors whose terms expire at the 2005 annual meeting, each informed the Board that he would not stand for reelection as a director of Gensym upon the expiration of the term of his directorship at the 2005 annual meeting. As a result of the decrease of the number of directors from eight to six and the decisions of Messrs. Degan and Gorsun not to stand for reelection to the Board, Gensym’s Board of Directors will reallocate its remaining six directorships evenly among the three classes in connection with the 2005 annual meeting. The Board’s Corporate Governance Committee will nominate candidates for election as directors at the 2005 annual meeting in accordance with the procedures set forth in Gensym’s Board Guidelines on Significant Corporate Governance Issues and the charter of the Corporate Governance Committee, as summarized in Gensym’s proxy statement for its 2004 annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENSYM CORPORATION

Date: October 14, 2004	By:	/s/ KIM A. MAYYASI
	Name:	Kim A. Mayyasi
	Title:	President and Chief Executive Officer